Exhibit T3B.6

Company Reg. No. 556259-8606

ARTICLES OF ASSOCIATION

adopted at the extraordinary general meeting held on 28 January 2013

§1	The name of the company is Fair Pay Please AB.

§2	The company’s board of directors shall have its seat in the municipality of Stockholm.

§3	The company shall conduct debt collection and administrative consulting activities and conduct other activities compatible therewith and purchase and manage receivable portfolios.

§4	The company’s share capital shall be not less than EUR 500,000 and not more than EUR 2,000,000.

§5	The number of shares shall be not less than 45,779 and not more than 183,116.

§6	The board of directors shall consist of not less than 1 and not more than 4 members with or without not more than 2 alternate board members.

§7	The company’s accounting currency shall be EUR.

§8	The company shall have one or two auditors with or without deputy auditors. An auditing firm may be appointed as auditor, specifying the auditor in charge.

§9	Notice of the meeting is given by e-mail or letter within the time specified in the Swedish Companies Act.

§10	The annual general meeting shall address the following matters.

1.	Election of the chairman of the general meeting

2.	Preparation and approval of the voting register

3.	Election of one or two persons to attest the minutes

4.	Determination of whether the meeting has been duly convened

5.	Approval of the agenda

6.	Presentation of the annual accounts and the audit report

7.	Decision on

a.	adoption of the income statement and balance sheet

b.	allocation of the company’s profit or loss according to the adopted balance sheet

c.	discharge from liability of the board members and the managing director, if any

8.	Determination of the remuneration of the board of directors and the auditors

9.	Election of the board of directors and, where applicable, auditors

10.	Other business to be brought before the general meeting in accordance with the Swedish Companies Act (2005:551) or the articles of association.

§11	The financial year is 1 January - 31 December.